PURCHASE AGREEMENT


     WHEREAS, Network Imaging Corporation ("Network Imaging"), with its principal offices located at 500 Huntmar Park Drive, Herndon, Virginia 20170, issued a class of Series F Preferred Stock (the "Preferred Stock") to CDR Enterprises ("CDRE"), with its principal offices located at 27/29 rue le Peletier, 75009 Paris, France, for a certain sum of money; and

     WHEREAS, the Preferred Stock consists of one million seven hundred ninety-two thousand one hundred eighty-six (1,792,186) shares;

     WHEREAS, CDRE wishes to sell the class of Series F Preferred Stock and Network Imaging desires to purchase the Preferred Stock;

     NOW, THEREFORE, in consideration of the foregoing and of the covenants, promises and agreements set forth herein, Network Imaging and CDRE agree as follows:


1. Purchase and Sale of the Preferred Stock. On the terms and conditions provided in this Agreement, CDRE agrees to sell, and Network Imaging agrees to purchase the shares of Preferred Stock. The price of each of the shares sold and purchased hereunder is as follows:

     a. Three dollars and fifty cents ($3.50) per share, payable upon transfer (the "First Cash Payment"); and

     b. the Additional Consideration as defined in Section 2 below.

     This Agreement shall become effective upon execution (the "Closing Date"). From the Closing Date forward, CDRE shall transfer to Network Imaging, and Network Imaging shall receive from CDRE, the Preferred Stock on the following installments: no less than five hundred thousand (500,000) shares of Preferred Stock on or before January 31, 1997; no less than five hundred thousand (500,000) shares of Preferred Stock on or before March 31, 1997; no less than five hundred thousand (500,000) shares of Preferred Stock on or before May 31, 1997; and the balance no later than June 30, 1997.

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     For each  installment,  Network  Imaging shall notify CDRE of the number of shares of Preferred Stock it intends to receive, however in no event shall Network Imaging request less than the number of shares described in the paragraph above, and CDRE shall transfer to Network Imaging the same number of shares upon payment by Network Imaging to CDRE, by means of a wire transfer, of the First Cash Payment in an amount equal to $3.50 multiplied by the same number of shares.

2. Additional Consideration. On the Closing Date, CDRE shall elect, at its sole option, one of the following additional payments:

          (i) the sum of two dollars ($2.00) in cash for each of the one million seven ninety-two thousand one hundred eighty-six (1,792,186) shares delivered to Network Imaging, and such payment shall be due and payable upon the earlier of (a) the sale of Dorotech, S.A. and the receipt of proceeds by Network Imaging therefrom and (b) January 31, 1998 (the "Second Cash Payment"); or

          (ii) a warrant to subscribe for one million seven hundred ninety-two thousand one hundred eighty-six (1,792,186) shares of Network Imaging Common Stock at an exercise price of three dollars and fifty cents ($3.50) per share (the "Warrant"), in the form as attached as Exhibit A hereto and incorporated herein by reference, and upon election such Warrant shall be issued by Network Imaging to CDRE as soon as practicable thereafter.

     In addition,  in the event that CDRE elects to receive  payment  under this
Section 2 in the form of a Warrant, and to the extent that CDRE has not fully exercised its right to purchase shares under the Warrant, Network Imaging, upon the earlier of the sale of Dorotech, S.A. or January 31, 1998, shall pay to CDRE in the form of a cash payment, an amount equal to one dollar and fifty cents ($1.50) per share and shall raise the strike price of the Warrant to five dollars ($5.00) per share (the "Alternate Second Cash Payment"). In the event that CDR elects at Closing to take a Warrant for 1,792,186 shares of Network Imaging Common Stock or any portion thereof and then at some point in the future, determines that it would like to modify the election, Network Imaging shall, at its sole discretion, determine whether it chooses to accept or reject any such modification proposal.

     Notwithstanding anything to the contrary contained in the Agreement, CDRE understands that the issuance of the Warrant to CDRE may result in an ownership interest as that term is defined in the Foreign Bank Holding Company Act (the "Holding Company Act"). If CDRE is deemed to be subject to the Holding Company Act, CDRE shall undertake to complete such actions as are necessary to comply with the Holding Company Act. If CDRE is subject to the Holding Company Act, CDRE may elect to receive a Warrant for only the number of shares that would result in an ownership interest of equal to or less than five percent (5%) of the total number of outstanding shares of Network Imaging; in that case, an amount equal to two dollars ($2.00) multiplied by the number of shares which would have been covered by the Warrant and exceed such percentage of ownership shall be payable in accordance with the payment terms as described in Section 1(b) herein.

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     CDRE understands that registration rights for such Warrant shall not attach until such time as described in the Registration Rights Agreement attached as Exhibit B hereto and incorporated herein by reference. Further, CDRE agrees that Network Imaging has a right of first refusal for any sale of the Warrant and/or the shares underlying the Warrant (the "Right of First Refusal"). CDRE agrees that, in the event of a proposed sale of the Warrant (including any part thereof) or any of the underlying shares that it shall inform Network Imaging of the proposed sale and the terms of such proposed sale, and Network Imaging shall have at least thirty (30) days from the date it receives written notification of those terms to determine whether it shall purchase the Warrant and/or the underlying shares. In the event that Network Imaging does not purchase the Warrant and/or the underlying shares or does not notify CDRE of its election within the thirty (30) day period described in this section, CDRE may proceed with the terms of that sale as presented to Network Imaging. If, for any reason, the terms of the proposed sale by CDRE should change, then those terms must be presented to Network Imaging in accordance with the procedures set forth in this Section. Notwithstanding the foregoing, Network Imaging agrees, upon the written request of CDRE, to use its reasonable best efforts to assist CDRE in locating and securing a purchaser for all or any part of the Warrant and/or any of the shares underlying the Warrant.

3. Interest Payments. Network Imaging shall pay to CDRE interest payments on the aggregate principal amounts of the First Cash Payment, or part thereof, and the Second Cash Payment in the amount of eight percent (8%) per annum commencing on October 1, 1996 and continuing until such time as the date of the First Cash Payment, or part thereof, and the Second Cash Payment under Section 1 herein. Such interest is payable to CDRE by the fifteenth day of the month following the end of each calendar quarter.

4. Sale of Dorotech, S.A. Network Imaging and CDRE agree that it is contemplated that at some point in the near future, Network Imaging will sell its wholly owned subsidiary, Dorotech, S.A. As the terms of this Agreement contain payment terms related to the sale of Dorotech, S.A., Network Imaging agrees that it shall use its reasonable best efforts to sell Dorotech, S.A. to an unrelated third party on or before January 31, 1998.

5. Security Relating to Payments from Network Imaging. In the event of a default pursuant to the agreement for payment contained in this Agreement and if such default has not been cured by Network Imaging within five (5) business days after the payment due date, CDRE has the right to realize upon the first ranking pledge on all of the outstanding stock of Dorotech, S.A. held by Network Imaging as such pledge is herein granted to CDRE. As soon as such right arises and CDRE is entitled to realize upon the pledge, CDRE shall be at liberty to require that Network Imaging effect a sale of Dorotech, S.A. and to immediately upon the consummation of such sale remit all amounts due and payable to CDRE. In the event that Network Imaging has not effected a sale of Dorotech, S.A. by January 31, 1998, and Network Imaging is in default of payments under this Agreement, CDRE shall be at liberty to sell the Pledged Securities and withhold all amounts due and payable under the Agreement before paying back the excess money, if any, to Network Imaging; provided however that CDRE shall be at liberty to sell the Pledged Securities, and that all payment obligations of Network Imaging hereunder shall become

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due and  payable  immediately,  in the  event  that  Network  Imaging  files for protection against its creditors or is declared bankrupt.

     a. Representations and Warranties. Network Imaging represents and warrants as follows:

          (i) Title to Pledged Securities. Network Imaging beneficially owns all of the Shares of Dorotech, S.A., a societe anonyme organized under the laws of France (hereinafter the "Pledged Securities"), free and clear of any liens. All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable, and are not subject to any options to purchase or similar rights of any Person. Network Imaging is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities with respect thereto.

          (ii) Validity, Perfection and Priority of Security Interests. Network Imaging shall, upon execution of this Agreement, obtain from Dorotech and promptly forward to CDRE a certificate from the Company's Register evidencing the pledge on the Pledged Securities in favor of CDRE. Upon the delivery of this Agreement to CDRE and the delivery by Network Imaging of the said certificate, CDRE will have valid and perfected security interests in the Pledged Securities subject to no prior lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Pledged Securities. Neither Network Imaging nor any of its subsidiaries has performed or will perform any acts which might prevent CDRE from enforcing any of the terms and conditions of this Agreement or which would limit CDRE in any such enforcement.

     b. Security Interests. In order to secure the full and punctual payment of the payment obligations of Network Imaging in accordance with the terms thereof, and to secure the performance of all of the obligations of Network Imaging hereunder:

          (i) Network Imaging hereby assigns and pledges to and with CDRE and grants to CDRE security interests in the Pledged Securities, and all of its rights and privileges with respect to the Pledged Securities, and all income and profit thereon, and all interest, dividends and other payments and distributions with respect thereto, and all of the proceeds of the foregoing (the "Collateral").

          (ii) In the event that Dorotech at any time issues any additional or substitute shares of capital stock of any class, Network Imaging will immediately pledge and deposit with CDRE all such shares as additional security for the payment obligations and shall cause the Company's Registrar to deliver to CDRE a

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          certificate evidencing such pledge. All such shares constitute Pledged
          Securities and are subject to all provisions of this Agreement.

          (iii) The security interests are granted as security only and shall not subject CDRE to, or transfer or in any way affect or modify, any obligation or liability of Network Imaging with respect to any of the Collateral or any transaction in connection therewith.

     c. Sale of Dorotech, S.A. CDRE agrees that in the event of the sale by Network Imaging of the Pledged Securities, it shall, at the closing of such transaction release the Pledged Securities against receipt from Network Imaging or from the buyer of Dorotech of: (i) the Second Cash Payment, or the Alternate Second Cash Payment, as the case may be, (ii) all Interest Payments remaining due pursuant to Article 4 above, and (iii) in the event that the sale of Dorotech occurs prior to June 30, 1997, the First Cash Payment or part thereof, and the Second Cash Payment, or the Alternate Second Cash Payment, as the case may be, if not previously made. Conversely, CDRE shall then transfer to Network Imaging title to all the shares of Preferred Stock not previously transferred.

     d. Sale of Dorotech, S.A. by Merger. In the event that Network Imaging operates a sale of Dorotech, as it is contemplated in this Agreement, by other means than a straightforward sale of the shares of that company, such as a merger or partial merger into another company, CDRE shall release the Pledged Securities only against receipt of the payments specified at subsection (c) above.

     e. Further Assurances. Network Imaging agrees that it will, at its expense and in such manner and form as CDRE may reasonably require, execute, deliver, file, and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that CDRE may reasonably request, in order to create, preserve, perfect or validate any security interest or to enable CDRE to exercise and enforce its rights hereunder with respect to any of the Collateral.

     f. Covenants. Network Imaging shall, until the sale or merger of Dorotech, S.A., as the case may be, refrain from authorizing or causing Dorotech to take any of the following actions without the prior written approval of CDRE, which consent shall not be unreasonably withheld:

          (1)  Borrow except in the normal course of business.
          (2) Sell or contribute or merger any of its assets to third parties or to affiliates of Network Imaging.
          (3)  Acquire  or agree to acquire  any assets not  planned in the 1997 budget, from third parties or affiliates of Network Imaging.
          (4)  Assume any liabilities except in the normal course of business.

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     Notwithstanding the foregoing, no prior written approval shall be necessary for transactions not exceeding one hundred thousand dollars ($100,000) or those entered into in the normal course of business.

6. Covenants of the Parties.

     6.1 Covenants of CDRE. CDRE hereby covenants to Network Imaging that it shall use its best efforts to obtain from COFRACOMI a full and unconditional release for Dorotech, S.A., on terms reasonably satisfactory to its counsel, from any and all obligations under the lease guarantee (cautionnement) dated March 31, 1992 for the ATG Cygnet office space in Toulouse, France; provided however, that the above shall not be construed as an absolute obligation of CDRE to procure such release, but solely to exert its best means to try and obtain the same (obligation de moyens).

     CDRE hereby covenants that in the event that such release has not been obtained by February 28, 1997, it shall indemnify Network Imaging against half of the sums actually paid out by Dorotech or Network Imaging to COFRACOMI as a result of said lease guarantee being called by COFRACOMI, up to a maximum of four million U.S. dollars ($4,000,000.00).

     CDRE may choose to fulfill this indemnity by deducting from the First Cash Payment, Second Cash Payment, or the Alternate Second Cash Payment, as the case may be, the sums which become due under this indemnity, and Network Imaging hereby agrees that such setoff shall be satisfactory performance to Network Imaging of the indemnity obligations of CDRE hereunder.

     Network Imaging shall cause Dorotech to assign to CDRE half of its rights and claims against ATG Cygnet up to the amount for which it shall have been indemnified by CDRE hereunder.

     This indemnity shall become null and void in the event that Network Imaging defaults on any one of its payment obligations hereunder, and such default has not been cured by Network Imaging within five (5) business days after the payment due date.

     6.2 Covenants of Network Imaging. Network Imaging covenants to CDRE that it shall abstain from any contacts or approaches with the Commercial Court in Toulouse or the bankruptcy judge appointed to supervise the ATG Cygnet receivership without the prior written approval of CDRE, and that CDRE shall take full charge and control of such contacts, petitions and actions with the said Court and judge in order to try and gain the above-mentioned release.

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7. Representations and Warranties of the Parties.

     a. CDRE

          (i) CDRE represents and warrants to Network Imaging that it has full power and authority to enter into and consummate all transactions contemplated by this Agreement and that all necessary corporate action has been taken to authorize such transactions.

          (ii) At each delivery as provided in Section 1 above, CDRE represents and warrants that it will transfer to Network Imaging title to the Preferred Stock free and clear of any liens and encumbrances of any kind.

     b. Network Imaging

          (i) Network Imaging represents and warrants to CDRE that it has full power and authority to enter into and consummate all transactions contemplated by this Agreement and that all necessary corporate action has been taken to authorize such transactions.

8. Severability. Every provision of this Agreement shall be construed, to the extent possible, so as to be valid and enforceable. If any provision of this Agreement so construed is held by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, such provision shall be deemed severed from this Agreement, and all other provisions shall remain in full force and effect.

9. Choice of Law and Venue. This Agreement shall in all respects be governed by and interpreted, construed and enforced in accordance with the laws of the France. Any action between Network Imaging and CDRE will be venued in a state or federal court situated within the Commonwealth of Virginia, and CDRE irrevocably submits itself to the personal jurisdiction of such courts for such purpose.

10. Entire Agreement. This Agreement sets forth the entire agreement and understanding between Network Imaging and CDRE regarding the subject matter hereof and supersedes any prior representations, advertisements, statements, proposals, negotiations, discussions, understandings, or agreements regarding the same subject matter. Both parties acknowledge that they have not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained in this Agreement. The terms and conditions of this Agreement shall prevail, notwithstanding any variance or inconsistency with the terms and conditions of any purchase order or other document heretofore or hereafter submitted by either party. This Agreement may not be modified or amended except by a written document signed by the party against whom the same is sought to be enforced.

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11.  Counterparts.   This  Agreement  may  be  executed  simultaneously  in  two counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

This Agreement is executed on this 31st day of December, 1996 between the parties.



CDR ENTERPRISES                                 NETWORK IMAGING CORPORATION


Signature ______________________                Signature ______________________

Name ___________________________                Name ___________________________

Title __________________________                Title __________________________

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